UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 17, 2023

JANOVER INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41748	83-2676794
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6401 Congress Avenue, Suite 250 Boca Raton, Florida	33487
(Address of registrant’s principal executive office)	(Zip code)

(561) 559-4111
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	JNVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 17, 2023, Janover Inc., a Delaware corporation (the “Company”), and Groundbreaker Tech Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Groundbreaker” and with the Company, “Buyer”), simultaneously (i) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Groundbreaker Technologies Inc., a Delaware corporation (“Seller”), and Jake Marmulstein (“Marmulstein” or the “Stockholder”), pursuant to which the Company agreed to acquire (the “Acquisition”)
substantially all of the assets of the
Seller (the “Purchased Assets”) and certain liabilities (where any) related to Seller’s business activities (these business activities are referred to herein as the “Business”) and (ii) closed the Acquisition (the “Closing”). Following the Closing, the Purchased Assets are being held by Groundbreaker, and the Business is being operated by and through the Buyer, which includes the Company.

The consideration paid and payable by Buyer for the Purchased Assets is an aggregate purchase price (the “Purchase Price”) of One Million Dollars ($1,000,000) newly issued shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) and cash. Sixty Thousand Dollars ($60,000) of the cash portion of the Purchase Price was paid to Seller on and at the date of closing, along with the issuance to Seller and its assignees of the remaining $913,346 worth of Company’s Common Stock (the “Closing Shares”), or 1,051,355 shares.  The remaining difference was attributed to a net working capital adjustment.  Additionally, up to three (3) earnout payments totaling up to Four Million Dollars ($4,000,000) in value combined (the “Earnout Payments”) may be paid to Seller, subject to and payable in accordance with earnout thresholds specified in the Purchase Agreement and the ancillary agreements therein. Each of these Earnout Payments may be comprised of cash and/or shares of the Common Stock (the “Earnout Shares”), and will have to be earned during the period between closing and December 31, 2026. The Earnout Shares will be valued at the greater of the closing price at the time of the closing, or the market price at the time of issuance based on the thirty-day volume weighted average price of the Common Stock prior to the date of the issuance in the applicable measurement year.

The Closing Shares are restricted securities and do not carry any registration rights that require or permit the filing of any registration statement in connection with their issuance. In accordance with the terms of a lock up/leak out agreement between the Company and the Seller, Stockholder, and their assignees, effective as of the Closing (the “Lock Up/Leak Out Agreement”), the Closing Shares are subject to a two-year lock-up (unless released earlier as described below) from the date of the Closing (the “Lock Up”), except that the Seller and the Stockholder(s) may sell the Closing Shares at a rate of not exceeding (a) 1,000 shares of Common Stock per day, or (b) 10% of the prior day’s trading volume, and any other limitations pursuant to any applicable laws.

The Purchase Agreement contains customary representations, warranties and covenants, including a covenant that the Seller and the Stockholder will not compete with or solicit customers of the Business during the time the Company employs the Stockholder and for an additional period of (i) twelve (12) months following termination of the Stockholder’s employment with respect to competition (ii) twenty-four (24) months, if the Stockholder voluntarily terminates its employment with the Company for any reason.

Under the terms of the Purchase Agreement, as of the Closing, the Buyer and Seller also entered into an assignment and assumption agreement to effect the transfer of the Purchased Assets, as well as an IP assignment agreement in connection with Buyer and Seller providing interim services to each other after the Closing.

The Purchase Agreement contains customary representations, warranties and covenants of Buyer and Seller. The Closing was subject to customary closing conditions, including, without limitation, the completion of due diligence investigations; the receipt of required consents by certain third parties; and the release of certain security interests.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, as well as the other agreements described herein, attached as exhibits hereto and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets
.

The information provided in Item 1.01 above is incorporated into this Item 2.01 by reference.

Item 7.01

Regulation FD Disclosure.

On November 20, 2023, the Company issued a press release announcing the acquisition of the Seller. A copy of the press release is attached to this report as Exhibit 99.1.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of November 17, 2023, by and among the Company, Groundbreaker Tech Inc., Groundbreaker Technologies Inc., and Jake Marmulstein.
10.1	Intellectual Property Assignment Agreement, dated as of November 17, 2023, by and between Groundbreaker Technologies Inc., and Groundbreaker Tech Inc.
10.2	Assignment and Assumption Agreement, dated as of November 17, 2023, by and between Groundbreaker Technologies Inc., and Groundbreaker Tech Inc.
10.3	Lock Up/Leak Out Agreement, dated as of November 17, 2023
99.1	Press Release dated November 20, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2023	JANOVER INC.

	By:	/s/ Blake Janover
	Name:	Blake Janover
	Title:	Chief Executive Officer and President